Exhibit 99.1

ARBINET CORPORATION ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Company Continues to Manage Costs

HERNDON, VA., June 17, 2010 - Arbinet Corporation (NASDAQ: ARBXD), a leading provider of telecommunications services to fixed and mobile operators, today announced executive management changes in conjunction with the Company’s efforts to reduce overhead expenses and maintain a competitive cost structure.  Effective June 30, 2010, Steven Heap and Dan Powdermaker will step down as Chief Technology Officer and Senior Vice President of Sales and Marketing, respectively.

Brian Troesch, Arbinet’s Senior Vice President of Product & Business Development, will oversee the sales and marketing functions.  The Company does not intend to fill Mr. Heap’s position.

“We will continue to look for opportunities to align our organization and cost structure to achieve long term growth and profitability,” said Shawn O’Donnell, President and Chief Executive Officer of Arbinet.  “On behalf of the entire Board and management team, I’d like to thank Steve and Dan for their contributions to Arbinet.  Over the past six years, Steve has been instrumental in developing innovative solutions to better meet the evolving needs of our customers, including the introduction of our carrier services product in 2009, and we wish him well in the future.  Since joining Arbinet in December 2008, Dan has established a strong sales and marketing team and significantly improved the Company’s position in the marketplace.  We believe we are well positioned today to build on this solid platform and we wish him great success in his future endeavors.”

“Since joining Arbinet in December 2009, Brian has leveraged his strong understanding of the telecommunications marketplace and emerging technologies to help further refine our voice product strategy and introduce new complementary products and services,” continued Mr. O’Donnell.  “With his keen understanding of our market, the value proposition of the Exchange, and complex customer requirements, we are confident in Brian’s ability to oversee the transition and ensure continuity for our customers.”

Brian Troesch
Since December 2009, Brian has served as the Senior Vice President, Product & Business Development at Arbinet and has been responsible for guiding Arbinet’s Voice and Mobile product direction.  Brian has more than 14 years of management experience in sales, network and product development in fixed and mobile telecommunications. Before joining Arbinet he served as Regional Vice President, Americas for Belgacom ICS, S.A.  While at Belgacom ICS, Brian managed strategy and sales for the Americas Region, providing voice and data solutions to fixed and mobile operators.  Brian previously held various positions at Edge2Net, Inc., BellSouth Long Distance, Inc., Pacific Gateway Exchange, Inc. and U.S. Long Distance, Inc.

About Arbinet Corporation
Arbinet is a leading provider of international voice and IP solutions to carriers and service providers globally. With more than 1,100 carriers across the world utilizing the Arbinet network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Customers and suppliers include many leading fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs and content providers around the world who buy and sell voice and IP telecommunications capacity and content. The Company can be reached at its corporate headquarters in Herndon, VA at (703) 456-4100 or by email at sales@arbinet.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Arbinet's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this press release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and are subject to substantial risks and uncertainties that could cause actual results and outcomes to be materially different. For a further discussion of the risks and uncertainties Arbinet faces, please refer to Part I, Item 1A of Arbinet's Annual Report on Form 10-K, for the year ended December 31, 2009, filed with the Securities and Exchange Commission (SEC) on March 17, 2010 and other periodic and current filings that have been made with the SEC, which are available at http://www.sec.gov/. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Arbinet undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contacts:

Gary Brandt, Chief Financial Officer
Arbinet Corporation
(703) 456-4140

Andi Salas / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449